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                                                                  Exhibit No. 16



            [Letterhead of Merdinger, Fruchter, Rosen & Corso, P.C.]



                             May 20, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Cheniere Energy, Inc.
     File Ref. No. 0-9092



We were previously the principal accountants for Cheniere Energy, Inc., and under the date of September 12, 1997, we reported on the consolidated financial statements of Cheniere Energy, Inc. and Subsidiaries as of and for the year and initial period ended August 31, 1997 and 1996, respectively. On May 19, 1998 our appointment as principal accountants was terminated. We have read Cheniere Energy, Inc.'s statements included under Item 4 of its Form 8-K dated May 19, 1998, and we agree with such statements.


                             Very truly yours,


                             /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                             --------------------------------------------------
                             MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                             Certified Public Accountants